UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 2, 2020

KinerjaPay Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-55081	42-177181
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

Soho Podomoro City, #11-10 Jl. Letdjen S. Parman, Kav 28, Jakarta	11410
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: +62-21-2918-1336

JI Multatuli, No. 8A Clyde Road, Medan, Indonesia, 20151

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

KinerjaPay Corp (OTCBB: KPAY), an Indonesian-based Delaware corporation engaged in e-commerce and digital payment services, among other businesses, today announced in a press release attached as Exhibit 99.1 hereto, a that the Company has signed a new Indonesian bituminous coal contract with a China Construction Investment Group (Ningbo) Trading Co., Ltd. for a contract to supply up to 2,000,000 Metric Tons (MT) in or about 12 weeks. The agreement with China Construction Investment Group (Ningbo) Trading Co., Ltd is attached as Exhibit 10.39 hereto.

As reported in the press release, the contract’s unit price for the grade of Indonesian Bituminous Coal in bulk subject to the agreement is USD$51.50 /MT based upon present pricing, with an initial shipment quantity of 80,000 MT, representing a total shipment value for this initial shipment of approximately USD$4,120,000 with planned future orders and a delivery schedule on a bi-weekly basis. KinerjaPay expects to deliver the contract in full and, as a result, expects total gross revenues of up to USD$103 million in 2021(which estimate is dependent on the Coal Price Index throughout the year), from which the Company anticipates generating operating profits of approximately USD$10 million in 2021.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.39	Sales and Purchase Contract of Indonesian Coal dated December 2, 2020, filed herewith.
99.1	Press Release dated December 14, 2020, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: December 14, 2020